As filed with the Securities and Exchange Commission on November 24, 2006

Registration No. 333-134909

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUILDER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-4890003
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4902 Alameda Boulevard, NE

Albuquerque, New Mexico 87113

(505) 998-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Sivage, Chairman

4902 Alameda Boulevard, NE

Albuquerque, New Mexico 87113

(505) 998-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115—Facsimile	Peter T. Healy, Esq. O’Melveny & Myers LLP Embarcadero Center West 275 Battery Street, Suite 2600 San Francisco, California 94111 (415) 984-8700 (415) 984-8701—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated November 24, 2006

PROSPECTUS

BUILDER ACQUISITION CORP.

12,500,000 Units

Common Stock and Warrants

Builder Acquisition Corp. is a newly organized blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with an unidentified operating business in the homebuilding industry. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 per unit and consists of:

•	one share of our common stock; and
•	one warrant

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2007 [one year from the date of this prospectus], and will expire on                     , 2010 [four years from the date of this prospectus], or earlier upon redemption.

Our officers and directors have agreed to purchase from us an aggregate of 1,000,000 warrants at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to this offering, the proceeds of which will be held in the trust account. Each warrant will entitle the holder to purchase one share of our common stock following the consummation of a business combination at a price of $6.00 per share and will have the same terms as the warrant included in the units sold in this offering, except that such insider warrants are not transferable or saleable by the purchaser until the consummation of a business combination, are not redeemable so long as such warrants are held by the original purchaser or its affiliates and may be exercised on a “cashless basis.”

We have granted JMP Securities, as the representative of the underwriters, a 45-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative, for $100, as additional compensation, an option to purchase up to a total of 625,000 units at an offering price of $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol             on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols             and             , respectively. We cannot assure you that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors”

beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total
Public Offering Price	$8.00	$100,000,000
Underwriting Discounts and Commissions	$0.56	$7,000,000	(1)(2)
Proceeds, Before Expenses, to Us	$7.44	$93,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(1)	Includes $2,000,000, or $0.16 per unit, payable to the underwriter for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase NY Bank for Continental Stock Transfer & Trust Company acting as trustee. Such funds will be released to the underwriter only upon completion of a business combination. If a business combination is not timely completed, these deferred commissions will be included in proceeds returned to our public investors.
(2)	No discount or commissions are payable with respect to the insider warrants purchased in the private placement.

Of the net proceeds we receive from this offering and the private placement, $95,170,000 ($7.61 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer and Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. JMP Securities, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2006.

JMP Securities

The date of this prospectus is                     , 2006

i

PROS PECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Builder Acquisition Corp. As used in this prospectus, a “target business” shall include an operating business in the homebuilding industry and a “business combination” shall mean the acquisition by us of such target business. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. The term “existing stockholder” means our stockholders as of the date hereof. The term “private placement” refers to the purchase by our officers and directors in a private placement that will occur immediately prior to this offering, of an aggregate of 1,000,000 warrants, at a purchase price of $1.00 per warrant, to purchase an aggregate of 1,000,000 shares of our common stock. The term “insider warrants” refers to the warrants to purchase an aggregate of 1,000,000 shares of our common stock being purchased by our officers and directors in the private placement. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Our Business

We are a blank check company organized under the laws of the State of Delaware on May 17, 2006. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a currently unidentified operating business in the homebuilding industry. To date, our efforts have been limited to organizational activities.

We intend to pursue acquisitions in one or more segments of the homebuilding industry. Our target acquisition candidates will include domestic homebuilding businesses or assets. Although we will not limit ourselves geographically, we intend to focus our efforts in growing metropolitan markets in the Southern, Southwest and Western United States, where we believe population and employment growth will likely increase demand for homes in the future.

Given the experience and background of our management, our strategic initiative will be to identify target business candidates that we believe possess the potential for enhanced value through repositioning and combination with other homebuilding industry assets. Our management has extensive experience in the United States real estate industry as executive officers, principals or directors in various real estate and homebuilding enterprises, as well as experience in the financial markets. We believe that our management’s homebuilding industry expertise is a major competitive advantage that will enable us to:

•	source a greater number of homebuilding investments on a proprietary, non-auctioned basis;

•	analyze the risks in prospective homebuilding investments;

•	value, negotiate and finance one or more homebuilding company acquisitions;

•	implement post-acquisition operational improvements to increase the profitability and overall value of any acquired company or asset; and

•	implement growth strategies and other strategic guidance to position the company for future growth in stockholder value.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities and excluding the deferred discount payable to the underwriter) at the time of such acquisition. To determine our fulfillment of the requirement that the fair market value of the acquired business or businesses must be equal to at least 80% of our net assets, the value of the controlling interest of the business acquired by us, and not the value of the entire business if less than 100% of the business is acquired, must be greater than 80% of our net assets. We intend to obtain, in every case, a fairness opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Consequently, it is likely that, initially, we will have the ability to complete only a single business combination, although such combination may include the simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several operating businesses and such businesses are owned by different sellers, such sellers must agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions. This requirement may make it more difficult for us, and delay our ability, to complete such business combinations. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations and the additional risks associated with the subsequent integration of operations, services and products of the acquired companies into a single operating business.

The target business or businesses we intend to acquire may also have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses, seek to raise additional funds through an offering of debt or equity securities and/or borrow funds from a financial lender. Although as of the date of this prospectus we have not engaged or retained, or entered into any agreements with, any third party regarding any potential financing transactions, we could seek to fund such a business combination by raising additional funds through an additional sale of our securities or through loan arrangements. Management has generally discussed possible loan facilities with several banks and may continue to do so in the future. These discussions have involved establishing a revolving credit line. However, our discussions regarding such loan facilities have not concerned a specific business combination or a specific target business. No commitment has been obtained to date. However, if we were to obtain such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to any such potential transaction. Neither we nor any of our agents or affiliates have taken any measure, directly or indirectly, to locate a target business. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidate) with respect to a possible acquisition transaction with our company. Moreover, we have not engaged or retained any agent or other representatives to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates have taken any measure, directly or indirectly, to locate a target business. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and distribution which will include the liquidation of the funds in our trust account to our public stockholders.

Private Placement

Our officers and directors have agreed to purchase from us an aggregate of 1,000,000 warrants at a purchase price of $1.00 per warrant in a private placement that will occur immediately prior to this offering, the proceeds of which will be held in the trust account. Each warrant will entitle the holder to purchase one share of our common stock following the consummation of a business combination at a price of $6.00 per share and will have the same terms as the warrant included in the units sold in this offering, except that such insider warrants are not transferable or saleable by the purchaser until the consummation of a business combination, are not redeemable so long as such warrants are held by the original purchaser or its affiliates and may be exercised on a “cashless basis.”

Our principal executive offices are located at 4902 Alameda Boulevard Northeast, Albuquerque, New Mexico 87113, and our telephone number is (505) 998-1800.

The Offering

Securities offered	12,500,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless JMP Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. If JMP Securities determines to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, announcing when such separate trading will begin. In no event will JMP Securities allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning Common Stock and Warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Our officers and directors may purchase units in the offering or in the open market, although they have no current intention to do so.

Common stock

Number outstanding before this offering	3,125,000 shares

Number to be outstanding after this offering	15,625,000 shares

Warrants

Number outstanding before this offering and the private placement	0

Number to be outstanding after this offering	13,500,000 warrants, including the 1,000,000 insider warrants purchased in the private placement.

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business; or

•	[ ], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of JMP Securities’ unit purchase option), with the prior consent of the representative:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share, the call trigger price, for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

In addition, we may not call the warrants for redemption unless the warrants comprising part of the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the date of the redemption notice through the date fixed for the redemption.

Since we may redeem the warrants only with the prior written consent of the representative and the representative may hold warrants subject to redemption, the representative may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representative will consent to such redemption if it is not in their best interest even if it is in our best interest.

Insider warrants purchased in the private placement

Certain of our officers and directors have agreed to purchase an aggregate of 1,000,000 warrants for an aggregate purchase price of $1,000,000, or $1.00 per warrant, in a private placement to occur immediately prior to this offering. Each warrant will entitle the holder to purchase one share of our common stock at a price of $6.00 per share. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The aggregate proceeds from the private placement will be added to the net proceeds from this offering to be held in the trust account pending our completion of a business combination. We refer to these 1,000,000 warrants as the insider warrants throughout this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination, are non-redeemable so long as such insider warrants are held by the original purchasers or their affiliates and may be exercised on a “cashless basis.” The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

If any of the purchasers acquire warrants or units for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we can give no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the insider warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until following a business combination. If our stock price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the warrants, the value of those warrants still held by these persons may also decline. The insider warrants will be differentiated from warrants, if any, purchased in or following this offering by our officers and directors and the other purchasers through the legending of certificates representing the insider warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Proposed American Stock Exchange symbols for our Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering and private placement proceeds to be held in trust

$95,170,000 ($109,420,000 if the underwriter’s over-allotment option is exercised in full) of the proceeds of this offering and private placement ($7.61 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer and Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $2,000,000 in deferred underwriting discounts and commissions ($2,300,000 if the over-allotment option is exercised in full). The underwriter will not receive any interest accrued on the deferred discount. These proceeds will not be released until the earlier of the completion of a business combination or implementation of our plan of dissolution and distribution. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that there can be released to us from the trust account interest income earned on the trust account balance necessary to pay any income taxes on such interest and interest income earned of up to $2,000,000 on the trust account balance (net of taxes payable on income of the funds in the trust account) to fund our working capital requirements, including expenses associated with pursuing a business combination. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, $200,000 after the payment of the expenses related to this offering). It is also possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to locating a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate our trust account as part of our plan of dissolution and liquidation. We will pay the costs of liquidation and dissolution from our remaining assets other than those in the trust account.

None of the warrants may be exercised until the later of the consummation of a business combination or one year from the date of this prospectus. After the consummation of a business combination, the exercise price, if any, with respect to the warrants will be paid directly to us and not placed in the trust account.

Limited payments to Insiders	There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•	repayment of a $200,000 non-interest bearing loan made by our Chairman and Chief Executive Officer to cover offering expenses;

•	payment of up to $7,500 per month to Sivage Community Development LLC, an affiliate of Michael Sivage, our Chairman and Chief Executive Officer, for office space and administrative services; and

•	reimbursement of reasonable out-of-pocket expenses incident to the offering and locating a suitable business combination.

There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors. Any directors seeking reimbursement of any out-of-pocket expenses will not participate in such review.

Stockholders must approve business combination

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, all of our existing stockholders have agreed to vote any shares of our common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Accordingly, we will only structure or consummate a business combination in which public stockholders owning 19.99% of the shares sold in this offering will have the ability to vote against the business combination and exercise their conversion rights as described below. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in this offering will be able to convert their shares into cash and the business combination still go forward. We will not seek to increase or decrease this threshold. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution in the event our stockholders do not approve such business combination. Upon the completion of a business combination, unless required by Delaware Law, the federal securities laws and the rules and regulations thereunder, or the rules and regulations of any exchange upon which our securities are listed or quoted, we do not presently intend to seek stockholder approval for subsequent acquisitions.

Conversion rights for stockholders voting to reject a business combination

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially $7.61 per share), before payment of deferred underwriting discounts and commissions and, including any interest earned on their portion of the trust account, net of income taxes payable on such interest and interest income released to us to fund working capital requirements, if the business combination is approved and completed. Our existing stockholders, including all of our officers and directors, will not be able to convert any of their shares of common stock, whether owned prior to this offering or acquired in or after this offering, into a pro rata share of the trust account under these circumstances. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.61 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and which may be lower then the market price of our common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Existing stockholders who acquire shares of common stock in connection with this or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account as part of our overall plan of dissolution and distribution in the event we do not consummate a business combination within the required time periods.

Liquidation if no business combination

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account including any accrued interest net of income taxes payable on such interest and all deferred underwriting discounts and commissions, plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. We estimate that our total costs and expenses for implementing and completing our dissolution and the distribution of our assets will be in the range of $50,000 to $75,000 which will be funded by the net proceeds of this offering not held in the trust account and interest released to us for working capital. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. We believe that there should be sufficient funds available from the proceeds not held in the trust account and interest income released to us to fund the $50,000 to $75,000 of expenses, although we cannot assure you that there will be sufficient funds for such purposes.

Based on representations made to us by our officers, we currently believe that the officers are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked the officers to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers currently foresee or expect and/or their financial resources may deteriorate in the future. Hence, we cannot assure you that our directors and officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.

Escrow of management and existing stockholders’ shares

On the date of this prospectus, all our existing stockholders, including all of our officers and directors, will place the shares they owned before the private placement and this offering into an escrow account maintained by Continental Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until one year from the date of the business combination unless we were to consummate a transaction after the consummation of the initial business combination which results in all the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Underwriter’s purchase option

We have also agreed to sell to JMP Securities for $100, as additional compensation, an option to purchase up to a total of 625,000 Units at $8.80 per unit. The units issuable upon exercise of this option are identical to the other units offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the warrants included in the Units sold in the Offering). This option is exercisable commencing on the later of the consummation of a business combination or one year from the effective date of this prospectus and expires five years from the date of this prospectus.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(143,127)	$93,788,599
Total assets	248,174	95,788,599
Total liabilities(2)	229,375	1,600,200
Value of common stock which may be converted to cash ($7.61 per share)	—	19,024,483
Stockholders’ equity	18,799	74,764,116

(1)	The working capital (as adjusted) amount does not include the $2,000,000 being held in the trust account that will either be paid to the underwriter upon consummation of our initial business combination or to our public stockholders in the event we do not consummate a business combination within the required time period.
(2)	The total liabilities (as adjusted) amount represents the underwriter’s fee being held in trust that will be paid to the underwriter upon consummation of our initial business combination. Two million dollars is held in trust for this purpose. However, for purposes of presentation, this table assumes that the holders of approximately 19.99% of the shares sold in this offering have elected to exercise their dissenters’ rights and have converted 2,499,988 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.16 per share, or approximately $399,800.

The “as adjusted” information gives effect to the sale of the units we are offering and the insider warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts include the $95,170,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will promptly liquidate the trust account pursuant to our trust agreement with Continental Stock Transfer and Trust Company as part of our plan of dissolution and distribution and the proceeds held in the trust account will be distributed solely to our public stockholders.

We are not authorized to, and we will not, proceed with a business combination if either (i) the holders of a majority of the shares of common stock held by public stockholders voted at the meeting called to approve a business combination fail to vote in favor of such business combination or (ii) public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, if we obtain the requisite vote, we may effect a business combination even if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in this offering will be able to convert their shares into cash and the business combination still go forward. We will not seek to increase or decrease this threshold. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 12,500,000 shares of common stock sold in this offering, or 2,499,988 shares of common stock subject to conversion, at an initial conversion price of $7.61 per share for a total of approximately $19,024,483, without taking into account interest earned on the trust account. The actual conversion price per share will be equal to:

•	the amount in the trust account, before payment of deferred underwriting discounts and commissions and including all accrued interest, net of income taxes on such interest, after distribution of interest income on the trust account balance to us for working capital as described herein, as of two business days prior to the proposed consummation of the business combination; and

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through this public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic operating businesses or assets in the homebuilding industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates, and we have not engaged any agent to identify any suitable acquisition candidate. Neither we nor any of our agents or affiliates have taken any measure, directly or indirectly, to locate a target business. We have not generated any revenues and will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination, if ever.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to identify suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and neither we, nor any affiliate, attorney, agent or representative acting on our behalf, has had any contact or discussions with any target business regarding such a transaction or taken any direct or indirect measures to locate or search for a target business.

If the net proceeds of this offering not being placed in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for a minimum of 24 months, assuming that a business combination is not consummated during that period. However, we cannot assure you that our estimates will be accurate. We may use a portion of the funds not being placed in trust to engage consultants to assist us with our search for a target business. We may also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to prevent target businesses from soliciting transactions with other companies on terms more favorable than the transaction with the target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we are forced to dissolve before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account, could lose all or substantially all of their investment and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate the trust account as part of our plan of dissolution and distribution, the per-share liquidation price received by our public stockholders from the trust account will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our account could be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to outstanding warrants and, accordingly, the warrants will expire and be worthless if we liquidate the trust account as part of our plan of dissolution and distribution in the event we do not complete a business combination within the required time periods.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws which typically provide for additional protections and benefits to investors.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and we will file a Current Report on Form 8-K upon the successful consummation of this offering that will include an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would otherwise have if we were subject to such rule.

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to complete a business combination.

Based on publicly available information, since August 2003, approximately 71 similarly structured blank check companies have completed initial public offerings. Approximately 56 others have filed registration statements registering approximately $4.7 billion of securities. Of these companies, only eleven companies have consummated a business combination, while 30 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 60 blank check companies with more than $4.0 billion in trust, and potentially approximately an additional 56 blank check companies that have filed registration statements with more than $4.7 billion in trust that are or will be seeking to enter into a business combination. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 41 of such companies have either consummated a business combination or entered into definitive agreements on letters of intent for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate the Company and distribute the available trust funds.

If third parties bring claims against us, the proceeds held in trust could be reduced and the liquidation price received by stockholders as part of our plan of dissolution and distribution will be less than $7.61 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we can provide no assurance that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the liquidation price could be less than $7.61 per share, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity or person other than such vendors or such other entities that are owed money by us for services rendered or products sold to us. Accordingly, we cannot assure you that the actual liquidation price will not be less than $7.61 per share, plus interest, due to claims of creditors. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from our trust account as part of its liquidation could be liable for such amounts to creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third- party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. In the event that the Board recommends and the stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for such amounts to creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

We will dissolve and liquidate if we do not consummate a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Pursuant to, and among other documents, our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets from sources other than from the trust fund.

If we enter into either a letter of intent, an agreement in principal or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principal or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, we will make liquidating distributions to our public stockholders as soon as reasonably practicable as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company and not an operating company, our operations will be limited to a search for prospective target businesses to acquire, therefore, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal. In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from liquidation of our trust account could be liable for such amounts to creditors.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•	our board of directors will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we intend to file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we intend to mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we intend to convene a meeting of our stockholders, at which time we expect that they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive its comments 30 days following the passing of such deadline. We intend to mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we expect to convene a meeting of our stockholders at which time we expect that they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, the holders of a majority of our outstanding stock must approve our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, the holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not yet selected any prospective target business with which to complete a business combination, investors in this offering will not be able to ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage; we may be affected adversely by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We will have only a limited ability to evaluate the management of the target business and it is possible that some of our current officers and directors will resign upon consummation of a business combination.

Our ability to effect a business combination will be entirely dependent upon the efforts of our key personnel who have significant experience in the homebuilding industry. Although we intend to closely scrutinize the management of a target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. We anticipate that our current management will remain with the company after the consummation of a business combination, but the future role of our key personnel following a business combination, cannot presently be determined with any certainty. We may retain all or some of the management team of the target business, and we may employ other personnel following the business combination. Our management team will remain with the company after the consummation of a business combination if mutually acceptable employment terms can be negotiated. This negotiation may result in a conflict of interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in conflicts of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. All of our executive officers are currently engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination and could result in our having to liquidate our trust account as part of our plan of dissolution and distribution. We cannot assure that these conflicts will be resolved in our favor.

Our officers and directors are or may become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors and officers is or has been a principal of, or affiliated with, a blank check company that executed a business plan similar to ours. However, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may become affiliated. Further, certain of our officers and directors are currently involved in other businesses whose activities are similar to the business activities that we intend to conduct following a business combination. For example, Michael D. Sivage, our Chief Executive Officer, is the sole owner and chief executive officer of Michael Sivage Homes & Communities, Ltd. and the sole owner and manager of Sivage Community Development, LLC, homebuilding and land development companies operating in San Antonio, Texas and Albuquerque, New Mexico, respectively. James M. Pirrello, our Chief Financial Officer, is the president and managing member of Berkeley-Columbia Partners LLC, the sole owner of Vision Homes USA, also a homebuilding company operating out of Fort Myers and Naples, Florida. These entities are engaged in business activities similar to those intended to be conducted by us. These existing affiliations may include fiduciary or contractual obligations to present potential business opportunities to such entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any such conflicts will be resolved in our favor.

All of our officers and directors indirectly own shares of our common stock that will not participate in liquidation of the Trust Account and, therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors indirectly own shares of our common stock that were issued prior to this offering, however, they have waived their right to receive distributions with respect to such shares upon our liquidation of the trust account. Additionally, certain of our existing stockholders have agreed that they or certain of their affiliates or designees will purchase up to an aggregate of $1,000,000 of insider warrants in a private placement to occur immediately prior to this offering. The shares of common stock and insider warrants owned by our officers and directors issued prior to this offering will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders, directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. In such event, our management may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business’ owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which could cause us to be solely dependent on a single business.

The net proceeds from this offering and the private placement, after reserving $200,000 of the net proceeds for our operating expenses, will provide us with approximately $95,170,000, which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $2,000,000 or $2,300,000 if the over-allotment is exercised in full) at the time of such acquisition. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to make such an acquisition, we will seek to borrow additional funds or issue additional securities through an offering concurrently with completion of the business combination.

We may not be able to acquire more than one target business because of various factors, including possible complex domestic accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair markets value of 80% of net assets threshold. Consequently, it is probable that we will have the ability to complete only the initial business combination with a single entity with the proceeds of this offering. It is our intention to acquire additional businesses after the completion of the business combination. However, there is no assurance we will be able to complete such transactions. Accordingly, the prospects for our ability to effect our business strategy may be dependent upon:

•	the performance of a single business, or

•	the economic, competitive and regulatory developments of a single homebuilding market.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of the same industry.

We will not generally be required to obtain a determination of the fair market value of a target business from an independent, unaffiliated third party.

The initial target business or businesses with which we enter into a business combination must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $2,000,000 or $2,300,000 if the over-allotment is exercised in full) at the time of such acquisition. The fair market value of such business generally will be determined by our board of directors based upon standards generally accepted in the homebuilding industry, such as actual and potential sales, earnings and cash flows, book value, land value and the value of homes under construction or in backlog. We will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of the 80% requirement only if our board is unable to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, such as the target business being affiliated with one or more of our officers or directors. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value or if no such conflict exists.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination. Accordingly, particularly if interest rates decline, we may not have sufficient working capital.

Of the net proceeds of this offering and the private placement, only $200,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the net proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. The net proceeds held in trust may only be invested by the trustee in treasury bills issued by the United States government with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. While we are entitled to up to a maximum of $2,000,000 of such interest (net of taxes payable on such interest) for working capital purposes, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to borrow funds from our existing stockholders or others, or be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, since we have not yet identified any target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds outside the trust (and the interest income earned on the trust account released to us for working capital) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing on terms acceptable to us is not available when needed to consummate a particular business combination, we will be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to secure additional financing or restructure a proposed transaction, we will most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust account as part of our plan of dissolution and distribution. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure such additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, a portion of the net proceeds from the offering shall be placed into the trust account, together with the proceeds from the private placement, which proceeds may not be disbursed from the trust account except in connection with a business combination, upon our dissolution and liquidation, or as otherwise permitted in the certificate of incorporation;

•	prior to consummating a business combination, we must submit such business combination to our public stockholders for approval;

•	we may consummate the business combination if approved by the holders of a majority of the shares of common stock issued in this offering and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets (including funds in the trust account), and we will not be able to engage in any other business activities; and

•	we may not consummate any merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in the certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain consent of holders of 95% of our outstanding common stock to amend certain of the above-described provisions. However, the validity of near unanimous consent provisions under Delaware law has not been settled. A court could conclude that the 95% consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above-described provisions would be amendable with the consent of less than holders of 95% of our outstanding common stock and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Any shares of common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holding of the public stockholders, but such existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. However, such existing stockholders shall have the right to vote on other actions requiring a stockholder vote.

Our officers and directors have also agreed to purchase an aggregate of $1,000,000 of insider warrants directly from us immediately prior to the closing of this offering at a price per warrant of $1.00. The purchase of insider warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could permit such persons to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.008 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the Public Offering Price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.8% or $2.38 per share (the difference between the pro forma net tangible book value per share of $5.62, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units and the insider warrants issued in the private placement, we will be issuing warrants to purchase 13,500,000 shares of common stock. We will also issue an option to purchase 625,000 units to the representative, which, if exercised, will result in the issuance of an additional 625,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to raise capital through a subsequent public offering of securities. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, will not be before one year after a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,125,000 shares of common stock eligible for trading in the public market. Furthermore, our existing stockholders are entitled to demand the registration of the 1,000,000 insider warrants and the underlying 1,000,000 shares of common stock at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 1,000,000 shares of common stock and 1,000,000 warrants and/or up to 1,000,000 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the price of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, investors should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

The American Stock Exchange may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock”, which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company;

•	reduced liquidity with respect to our securities; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To facilitate this conclusion, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States government with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Investment Company Act of 1940, compliance with the resulting additional regulatory burdens would require additional expense that we have not allotted for.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

This may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and distribution. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 60,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after the private placement and this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 29,625,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to JMP Securities) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the proportionate equity interest of investors in this offering;

•	could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards of the target company and could result in the resignation or removal of our present officers and directors;

•	may result in a decrease in net tangible book value per share;

•	may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights senior to those afforded to our common stock; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, an issuance of debt securities could result in:

•	default and subsequent foreclosure on our assets if our operating cash flow following a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay such indebtedness, even if we have made all principal and interest payments when due, if such debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if such debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price of less than $5.00 per share, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Risks Related to the Homebuilding Industry

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets and weather conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured and could result in cancellation of sales contracts.

The homebuilding industry has been cyclical historically, has from time to time experienced difficulties and is significantly affected by changes in general and local economic conditions, such as:

•	employment levels and job growth;

•	availability of financing for home buyers;

•	interest rates;

•	consumer confidence; and

•	housing demand.

Market conditions in the housing industry have been strong in recent years, although recently demand for new homes has declined significantly in the large growth markets – Arizona, California, Florida, Nevada and Washington, D.C. – resulting in an oversupply of new homes in these markets. We expect this trend to continue into 2007. Our business strategy will be to invest in growing metropolitan markets with strong population and employment growth, which could include one of these markets. An oversupply of new homes or alternatives to new homes, such as rental properties and used homes, could reduce demand for or depress prices of new homes, resulting in reduced margins from the sale of new homes. After our business combination, we will be limited in our geographic coverage and our exposure to this risk could be magnified should the cycle in the markets in which we invest turn downward or extend for a longer period than anticipated.

Weather conditions, such as severe wet weather, and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the local homebuilding market. Any of these difficulties incurred after a business combination could result in an increase in costs and the time required to build our homes. We may not be able to recapture increased costs by raising prices in many cases because prices are generally fixed at least four months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

Competition for the acquisition of homebuilders may impede our ability to complete our business combination or may increase the cost of such business combination or future acquisitions, which could adversely affect our operating results and financial condition.

The homebuilding business is highly competitive on a regional and local level. We will face competition from public and private homebuilding companies and private real estate investors. These competitors may prevent us from acquiring desirable companies or properties, or increase the price we must pay for such assets. Our competitors will generally have greater resources than we do, and may be willing to pay more or have a more compatible operating philosophy with our acquisition targets. In addition, the number of entities and the amount of funds competing for suitable acquisition opportunities may increase, resulting in increased demand and increased prices paid for such opportunities. If we have to pay higher prices for any business combination, we will experience a lower return on investment.

The consideration paid for our target acquisitions may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay for the target business and other possible acquisitions will be based upon numerous factors, and such transactions may occur based on either negotiated transactions or a competitive bidding process. We cannot assure you that the purchase price that we pay for a target acquisition will be a fair price or that we will be able to generate an acceptable return on such target acquisition. As a result, our investments in a target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

We may have difficulty in obtaining the additional financing that may be required to operate and develop our business.

Our future operations may require significant amounts of cash, and we may be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business. Although equity and debt financing have been readily available to the homebuilding industry over the last several years at attractive rates, future rates will be affected by economic trends beyond our control. These trends will be impacted by fluctuations in oil and gas prices, political uncertainty in various areas of the world, consumer confidence and inflationary trends. If we are not successful in obtaining sufficient capital, it may hinder our future growth and results of operations.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices.

While we expect that the homebuilding business we acquire in our business combination will have an inventory of undeveloped land and/or improved lots, our continued business success after the use of these assets will depend upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of this type of land at favorable prices depends on a number of factors beyond our control, including the risk of competitive over-bidding on land or lots and governmental regulation. Should suitable land opportunities not be available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits.

The availability of water could delay or increase the cost of home construction and adversely affect our future operating results.

The availability of water is becoming an increasingly difficult issue in certain areas of the Southwest and Western United States. Many jurisdictions are now requiring that builders provide detailed information regarding the source of water for any new community that they intend to build. Similarly, the availability of treatment facilities for sanitary sewage is a growing concern. Many urban areas have insufficient resources to meet the demand for waste-water and sanitary sewage treatment. As a result, builders are assisting in the development of such facilities and identifying new sources of water, both public and private. To the extent we are unable to find satisfactory solutions to these issues with respect to future communities, our operations could be adversely affected.

Raw materials, labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our future operating results.

The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing our residential communities. Additionally, the rising cost of fuel has resulted in an increase in the price of raw materials due to additional delivery charges. We will contract with subcontractors to construct our homes. Many of these subcontractors rely heavily on immigrant labor. Any federal legislation restricting the influx of immigrants to the United States, or further restricting their travel to and from the United States, could negatively impact the availability and cost of the labor needed to provide services to us, particularly in the southern portion of the United States. Therefore, the timing and quality of our construction will depend on the availability, skill and cost of our subcontractors and the availability of building materials. Delays or cost increases caused by shortages and price fluctuations in labor or materials could harm our operating results, the impact of which may be further affected by our ability to raise sales prices.

The availability of general liability insurance to cover losses relating to homebuilding activities has become increasingly difficult to obtain.

We will endeavor to obtain general liability insurance coverage for all homebuilding operations. We will seek to require all of our subcontractors maintain general liability insurance coverage as well. In recent years, this coverage has become much more expensive due to the increasing number of law suits initiated by disgruntled homeowners, home ownership associations, and political action groups. In some cases, such as multi-family construction, it has become difficult or impossible to obtain such coverage. Where coverage is available, the amount and quality of coverage has diminished. Where such coverage is not available, we may be forced to either self-insure our operations, sell the planned development or construct a different type of housing product than originally anticipated, resulting in delays and cost increases. As a result, our operations may be negatively impacted where we are unable to obtain the necessary coverage at reasonable rates or obtain coverage at all.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be substantial for homebuilders. We will need to continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within existing markets. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. In the case of land options, we could choose not to exercise them, in which case we would write off the value of these options. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

Home prices and sales activities in homebuilding markets will fluctuate from time to time.

Home prices and sales activities will fluctuate from time to time in any housing market, particularly as a result of any slowing in economic growth. Recently, demand for new homes has declined in the large growth markets of Arizona, California, Florida, Nevada and Washington, D.C. We expect this trend to continue into 2007 thereby affecting the earnings and profits of most large homebuilders throughout 2007. If home prices and sales activity decline in one or more of the markets in which we acquire businesses, associated costs may not decline at all or at the same rate as sales prices. As a result, revenues and profits may be reduced.

Because almost all of our customers will require mortgage financing, increases in interest rates or the availability of suitable mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize any backlog.

Subsequent to the business combination, virtually all of our customers will finance their home purchases through lenders providing mortgage financing. Increases in interest rates or decreases in availability of suitable mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Furthermore, the federal government’s review of Fannie Mae and Freddie Mac’s past investing trends and accounting policies may result in additional government oversight of these important lending agencies or a revision of their operational charters, either of which would impact the secondary mortgage market and the cost of borrowing for our future customers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize any backlog because our sales contracts will generally include a financing contingency.

Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution of a purchase contract. In addition, we believe that the availability of Federal National Mortgage Association, Government Home Loan Mortgage Corporation, Federal Housing Administration and Veteran’s Administration mortgage financing and insurance will be important factors in marketing many of our homes. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

Homebuilders are subject to a number of federal, local and state laws and regulations concerning the development of land, the homebuilding and sales processes, and protection of the environment, all of which can cause us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas.

Upon completion of our business combination, we will be subject to extensive and complex federal, state and local regulations that affect the land development and homebuilding processes. These regulations will impact zoning, density, building standards, water run-off and retention, and often provide broad discretion to the administering governmental authorities. Examples of federal regulatory authorities having oversight of our future operations include the Environmental Protection Agency, Federal Emergency Management Agency and the Occupational Safety and Hazard Administration. State, county and local governments have similar organizations that will also oversee our land development and homebuilding operations. Complying with regulations established by these agencies can delay or increase the cost of land development or homebuilding. In particular, environmental laws can vary greatly according to the community site, the site’s environmental conditions, and the present and former uses of the site. For example, prior land use can result in the need to remediate contaminates found on or near the site. Although we will conduct thorough due diligence with respect to any land assets being acquired, including environmental testing, it is possible that applicable environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity with respect to a planned community. It can be anticipated that increasingly stringent regulatory requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted, or approvals already obtained, is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

Our sales process will be subject to the jurisdiction of the U.S. Department of Housing and Urban Development, the Fair Housing Act and the Real Estate Settlement Procedures Act. These rules and regulations may impose increasingly burdensome requirements on our operations in the future. To the extent we acquire a company with a mortgage or title affiliate, there may be additional compliance requirements under these rules, as well as federal and state regulations regarding the operations of mortgage companies.

It is highly likely we will compete on several levels with homebuilders that will have greater sales and financial resources, which could hurt future earnings.

Our competitors will include local, regional and national homebuilders, many of which will have greater sales and financial resources than we do. We will compete not only for homebuyers, but also for desirable properties, financing, raw materials and skilled labor. It is also possible that we will purchase lots in larger subdivisions designed, planned and developed by other home builders or in which other home builders with larger sales and financial resources are also building homes.

The competitive conditions in the homebuilding industry could result in:

•	difficulty in acquiring suitable land at acceptable prices;

•	increased selling incentives;

•	no growth;

•	lower sales; or

•	delays in construction.

Any of these problems could increase costs and/or lower profit margins.

Our future growth may include additional acquisitions that may not be successfully integrated and may not achieve expected results.

After the business combination, we expect acquisitions to continue to be a part of our growth strategy. From time to time, we will engage in discussions with and evaluate potential target businesses, some of which may be significant. As a result of any acquisition, we may need to seek additional financing and integrate operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully manage future acquisitions could harm our operating results.

Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

Geopolitical events, such as the war with, and the continuing involvement in, Iraq and other countries in the Middle East, may have a substantial impact on the economy and the housing market. Terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an adverse impact on the homebuilding industry, and the occurrence of similar events in the future could occur and could have an adverse impact on the homebuilding industry and us. The war and continuing involvement, terrorism and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the United States economy, our future customers and, in turn, our future results of operations and financial condition.

In addition, the homebuilding industry has experienced delays and cost increases resulting from “no growth movements” by individual groups of citizens or political action groups, primarily in the high density markets of the Northeastern United States, Florida, and California. These have resulted in some instances of domestic terrorism, including arson and other destructive measures aimed at the homebuilding industry. There can be no assurance that we will be successful in ameliorating the concerns of any such groups, and if we do not our operations could be adversely affected by such activities.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering	$100,000,000	$115,000,000
Private placement	1,000,000	1,000,000

Total gross proceeds	$101,000,000	$116,000,000

Offering and private placement expenses(1)
Underwriting discount(2)	$5,000,000	$5,750,000
Initial trustee’s fee	7,000	7,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses	28,813	28,813
Printing and engraving expenses	80,000	80,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	22,624	22,624
NASD registration fee	21,563	21,563
AMEX listing fee	70,000	70,000

Total offering and private placement expenses	$5,630,000	$6,380,000

Net proceeds after non-deferred offering and private placement expenses	$95,370,000	$109,620,000
Net proceeds held in trust	93,170,000	107,120,000
Deferred underwriting discounts and commissions held in trust	2,000,000	2,300,000

Total held in trust	$95,170,000	$109,420,000

Net proceeds not held in trust	$200,000	$200,000

Use of net proceeds not held in trust and up to $2,000,000 of the interest income earned on the trust account (net of taxes payable) that may be released to us to cover working capital requirements
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$750,000
Payment for administrative fee to Sivage Community Development LLC ($7,500 per month for up to two years)	180,000
Due diligence of prospective target businesses	500,000
Legal and accounting fees relating to SEC reporting obligations	70,000
Working capital to cover miscellaneous expenses	700,000

Total	$2,200,000

(1)	$76,444 of the offering expenses, including SEC registration fees, NASD filing fees, AMEX filing fees and legal and accounting fees, have been paid from the $200,000 loan we received from our Chairman and Chief Executive Officer described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $2,000,000 ($2,300,000 if the over-allotment option is exercised in full), which will be deposited in the trust account and will be paid to the underwriter upon consummation of the initial business combination and will not be available for use to acquire a target business. In the event that a business combination is not completed within the required time period, that amount will be included in the liquidating distribution to our public stockholders.

Of the proceeds from this offering and the private placement, a total of $95,170,000 (or $109,420,000 if the underwriter’s over-allotment option is exercised in full), of which $2,000,000 (or $2,300,000 if the underwriter’s over-allotment option is exercised in full) is attributable to the deferred underwriter’s discounts and commissions, will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer and Trust Company, New York, New York, as trustee. The proceeds held in trust will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except for amounts necessary to pay taxes on the interest earned on the trust account, and up to $2,000,000 of interest income released to us (net of taxes payable on income of the funds in the trust account) for working capital, the net proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or as part of any plan of dissolution and distribution approved by our stockholders which would include liquidation of our trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business that we acquire.

We have agreed to pay Sivage Community Development LLC, an affiliate of Michael Sivage, our Chairman and Chief Executive Officer, up to $7,500 per month for office space and certain office and administrative services. This arrangement has been agreed to by Sivage Community Development LLC for the benefit of our company and is not intended to provide Mr. Sivage with compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Regardless of whether the underwriter exercises its over-allotment option in full, the net proceeds available to us outside of the trust account for operating expenses and our search for a business combination will be approximately $200,000 plus up to $2,000,000 of interest on the trust account (net of taxes payable on income of the funds in the trust account) released to us. We intend to use the excess working capital (approximately $700,000) for director and officer liability insurance premiums (approximately $120,000), with the balance of $580,000, being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses, including travel expenses, incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may also include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses; however, they will be reimbursed for any out-of-pocket expenses incurred in connection with such due diligence activities. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account of $200,000 and interest income of up to $2,000,000 (net of taxes payable on income of the funds in the trust account) that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible, however, that we may use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business, which may include subsequent acquisitions.

As of the date of this prospectus, our Chairman and Chief Executive Officer has advanced to us a total of $200,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the NASD registration fee, the AMEX listing fee and legal fees and expenses. The loans will be payable without interest on the earlier of May 21, 2007 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, as amended, so that we are not deemed to be an investment company under the 1940 Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

According to the Federal Reserve Statistical Release dated November 17, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending November 17, 2006, 5.21%, 5.09% and 5.16%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $2,000,000 on the trust account balance will be releasable to us from the trust account to fund a portion of our working capital requirements. Following consummation of this offering, we believe the funds available to us outside of the trust account of $200,000, together with interest income, net of income taxes on such interest, of up to $2,000,000 on the balance of the trust account to be released to us from the trust account for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

Other than the $7,500 aggregate per month administrative fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, officers and directors or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination, including for the performance of due diligence. However, our existing stockholders, officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Any such reimbursements would come out of the proceeds not in the trust account. To the extent such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by the company unless we consummate a business combination. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors. Any directors seeking reimbursement of any out-of-pocket expenses will not participate in such review. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on the stockholder’s portion of the trust account) only in the event of our liquidation of our trust account as part of our plan of dissolution and distribution approved by our stockholders upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such public stockholder’s share of the trust account into cash in connection with a business combination which such public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the Public Offering Price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.

At September 30, 2006, our net tangible book value was a deficiency of $143,127 or approximately $(0.05) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units to be sold in this offering and 1,000,000 insider warrants to be sold in the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,499,988 shares of common stock which may be converted into cash pursuant to dissenters’ rights) at September 30, 2006 would have been $74,764,116 or $5.70 per share, representing an immediate increase in net tangible book value of $5.75 per share to the existing stockholders and an immediate dilution of $2.30 per share or 28.75% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is approximately $19,024,483 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in the initial public offering will be able to convert their shares into cash and the business combination still go forward.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public Offering Price		$8.00
Net tangible book value before this offering	($0.05)
Increase attributable to new investors	5.75

Pro forma net tangible book value after this offering		5.70

Dilution to new investors		$2.30

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price per share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,125,000	20.00%	$25,000	0.02%	$0.008
Insider warrants	—	—	1,000,000	0.98	—
New investors	12,500,000	80.00	100,000,000	98.98	$8.000

Total	15,625,000	100.00%	$101,025,000	100.00%

Our pro forma net tangible book value after this offering will be reduced by approximately $19,024,483 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in the initial public offering will be able to convert their shares into cash and the business combination still go forward.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(143,127)
Proceeds from this offering and the private placement	95,370,000
Offering costs paid in advance and excluded from tangible book value before this offering	161,926
Less: Deferred underwriter’s fee paid upon consummation of a business combination(1)	(1,600,200)
Less: Proceeds held in trust subject to conversion to cash ($95,170,000 x 19.99%)	(19,024,483)

$74,764,116
Denominator:
Shares of common stock outstanding prior to the offering and private placement	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 x 19.99%)	(2,499,988)

13,125,012

(1)	For purposes of presentation, this table assumes that the holders of approximately 19.99% of the shares sold in this offering have elected to exercise their dissenters’ rights and have converted 2,499,988 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.16 per share, or approximately $399,800. If no shares were converted to cash in connection with our initial business combination, our pro forma net tangible book value would be reduced by $2,000,000 in respect of deferred underwriter’s fees.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the insider warrants in the private placement:

As of May 25, 2006 (in thousands)	Actual	As Adjusted
Notes payable to stockholders	$200,000	$—
Due to stockholder	4,375	—
Total debt	204,375	—

Underwriter fee payable(1)	—	1,600,200

Common stock, $0.0001 par value, 0 and 2,499,988 shares which are subject to possible conversion, shares at conversion value(2)	—	19,024,483
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 60,000,000 shares authorized; 3,125,000 shares issued and outstanding; 15,625,000 shares issued and outstanding (excluding 2,499,988 shares subject to possible conversion), as adjusted	313	1,313
Additional paid-in capital, net of stock subscription receivable	24,687	74,769,004
Deficit accumulated during the development stage	(6,201)	(6,201)

Total stockholders’ equity	18,799	74,764,116

Total capitalization	$218,799	$95,388,799

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering. It is our understanding and intention, in every case, to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in the initial public offering will be able to convert their shares into cash and the business combination still go forward.
(2)	For purposes of presentation, this table assumes that the holders of approximately 19.99% of the shares sold in this offering have elected to exercise their dissenters’ rights and have converted 2,499,988 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.16 per share, or approximately $399,800. If no shares were converted to cash in connection with our initial business combination, our pro forma net tangible book value would be reduced by $2,000,000 in respect of deferred underwriter’s fees.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on May 17, 2006, to serve solely as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with an operating business in the homebuilding industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the proportionate equity interest of our stockholders;

•	could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards of the target company and could result in the resignation or removal of one or more of our present officers and directors;

•	may subordinate the rights of holders of common stock if shares of preferred stock are issued with rights senior to those afforded to our common stock; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, the issuance of debt securities could result in:

•	default and subsequent foreclosure on our assets if our operating revenues following a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay such indebtedness even if we have made all principal and interest payments when due if such debt security contains covenants requiring the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if such debt security contains covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $630,000 and underwriting discounts of approximately $5,000,000, ($5,750,000 if the underwriter’s over-allotment option is exercised in full), and (ii) the sale of the insider warrants in a private placement to occur immediately prior to this offering for an aggregate purchase price of $1,000,000, will be approximately $95,370,000 (or $109,620,000 if the underwriter’s over-allotment option is exercised in full). Of this amount, $95,170,000, or $109,420,000 if the underwriter’s over-allotment option is exercised in full, will be held in trust and the remaining $200,000 will not be held in trust. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the $200,000 of net proceeds of this offering not held in trust, plus up to $2,000,000 of interest earned on the trust account (net of taxes payable) released to us, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business that we acquire.

We believe that the working capital consisting of funds not held in trust, upon consummation of this offering and the private placement, plus up to $2,000,000 of interest earned on the trust account (net of taxes payable) released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $750,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to an affiliate of our Chairman and Chief Executive Officer (up to $7,500 per month for 24 months), $500,000 of expenses for the due diligence and investigation of target businesses, $70,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $700,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $120,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned of up to $2,000,000 on the trust account (net of taxes payable on income of the funds in the trust account) to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

In the event, we are not successful in completing a business combination, we will seek to dissolve the Company and return all proceeds held in the trust account to our public shareholders. We estimate that our total costs and expenses for implementing and completing our dissolution and the distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot assure you that there will be sufficient funds for such purposes.

Certain of our officers and directors have agreed to purchase an aggregate of 1,000,000 insider warrants for an aggregate purchase price of $1,000,000, or $1.00 per warrant, in a private placement to occur immediately prior to this offering. The aggregate net proceeds from the private placement will be added to the net proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination, are non-redeemable so long as such insider warrants are held by the original purchasers or their affiliates and may be exercised on a “cashless basis.” The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

As of the date of this prospectus, our Chairman and Chief Executive Officer has advanced a total of $200,000 to us for payment of offering expenses on our behalf. Such loan is payable without interest on the earlier of May 21, 2007 or the consummation of this offering. Such loans will be repaid out of the proceeds of this offering not being placed in trust.

We have also agreed to sell to JMP Securities, for $100, an option to purchase up to a total of 625,000 units, each consisting of one share of common stock and one warrant, at a price $8.80 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring five years after the date of this prospectus. The warrants underlying such units will have terms that are identical to those being issued in this offering, with the exception of the exercise price, which will be set at $7.50 per warrant. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated in the State of Delaware on May 17, 2006, solely to serve as a vehicle for the acquisition of an operating business in the homebuilding industry. Our target acquisition candidates will include domestic businesses or assets. Given the experience and background of our management, our strategic initiative will be to identify target business candidates that we believe possess characteristics that would demonstrate enhanced value through the repositioning and combination with future homebuilding industry assets. Our management has extensive experience in acquiring, building and enhancing properties within the homebuilding industry.

The Homebuilding Industry

We believe that the homebuilding industry is an attractive area in which to invest. The demand for housing is forecast to continue into the next decade with the Joint Center for Housing Studies of Harvard University anticipating the need for 2 million new housing units per year through the year 2015. We intend to focus our efforts on the new entry-level and first move-up homebuilding sector of the U.S. residential real estate industry. Although the homebuilding industry has seen a recent downturn in demand for new homes, we believe this can be an advantage for us. The valuations of public homebuilders have declined as a result of this recent trend and the anticipated reduction in margins in the second half of 2006 and 2007. As a result, private homebuilding companies are also likely to have relatively lower valuations. We also believe that changes in the homebuilding industry have altered the ongoing consolidation in the industry. The large public homebuilders are seeking larger acquisitions than in the past in an effort to enhance their growth and support projections made to the investing public. We believe this should provide an opportunity for us to acquire medium to small private builders that may not be of primary interest to the large public homebuilders.

Although we will not limit ourselves geographically, we intend to focus on growing metropolitan markets in the Southern and Southwest United States, and selected Western U.S. markets, where we expect population and employment growth to increase home demand in the future. Large public homebuilders are already present in a number of these markets. As a result, they will be less likely to invest additional capital to expand operations through acquisitions since they already have operations in place locally. We believe this will provide us with an opportunity to acquire homebuilders who wish to maximize shareholder value through a sale to us without competition from these entities. We have not yet determined all of the desired attributes and criteria of potential target businesses; however, we will generally seek to identify targets that we believe will generate a favorable yield on our investment. We will seek companies with management teams who have demonstrated the ability to operate and profitably grow homebuilding companies. We will also seek to purchase companies where we believe we can relatively quickly improve business operations, such as implementing improvements in inventory turns, material and labor purchasing practices, and product development and design.

While we believe that the proceeds to be raised in this offering will be sufficient to allow us to complete a business combination, we will seek to borrow money to pay a portion of the purchase price in connection with an acquisition in an attempt to increase the return on our investment. Use of leverage will also allow us to acquire a more expensive, larger target business than we would otherwise be able to acquire without leverage. As a result, it is possible that, through the use of debt financing, we may acquire a target company with a fair market value in excess of our net assets at the time of the acquisition. To date, we have preliminarily discussed some debt or borrowing arrangements, in particular secured borrowing based credit facilities with third parties, but we have not entered into any arrangements with such parties and do not know if we will need any such facilities. The necessity of such facilities will be dependent on the target business we may choose to consummate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of the company and our stockholders. To the extent we are able to identify multiple acquisition opportunities, we intend to seek to consummate the acquisition that is most attractive to us and that provides us with the greatest opportunity to create stockholder value. Our determination as to which target business is the most attractive to us will be based on our analysis of a variety of factors, including, among others, whether such acquisition would be in the best interests of our stockholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

Collective Experience and Capabilities of our Management

Our management team has significant experience in the homebuilding industry. Our Chairman and Chief Executive Officer has over 25 years of experience in the industry with extensive acquisition and operating experience in multiple markets. Our Chief Financial Officer has over 20 years of experience in the industry with both public and private homebuilding companies. In addition, Michael Feiner, one of our directors, served as Vice Chairman and Chief Executive Officer of MDC Holdings, Inc., the ninth largest public homebuilder by closings in 2005. In addition, each of these individuals is active in various organizations supporting the industry, including the National Association of Homebuilders and the Urban Land Institute. We believe this background and experience will enable us to:

•	source a greater number of homebuilding investments on a proprietary, non-auctioned basis;

•	analyze the risks in prospective homebuilding investments;

•	value, negotiate and finance one or more homebuilding company acquisitions;

•	implement post-acquisition operational improvements to increase the profitability and overall value of any acquired company or asset; and

•	implement growth strategies and other strategic guidance to position the company for future growth in stockholder value.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time up to 24 months following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination with an operating business in the homebuilding industry. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we expect that we will have the resources to effect only a single business combination with the net proceeds of this offering.

We have not identified a target business

Neither we nor any of our agents or affiliates have taken any measure, directly or indirectly, to locate a target business. To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, or other similar business combination with us. Neither we nor any of our officers, directors, promoters, agents or affiliates have been approached by a third party, directly or indirectly, with respect to a business combination transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

Subject to the limitations that a target business or businesses be within the homebuilding industry and have an aggregate fair market value of at least 80% of our net assets (excluding deferred underwriter’s discounts and commissions being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that our existing stockholders, officers and directors as well as their affiliates will bring to our attention target business candidates. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, we believe that the various relationships they have developed, together with their direct inquiry of their contacts, will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, and have no arrangements or understandings, preliminary or otherwise, with respect to such engagements, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination. We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including land developers, commercial banks, other builders, and investment bankers, private equity funds and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses in the homebuilding industry and have a collective fair market value that is at least 80% of our net assets (excluding deferred underwriter’s discounts and commissions being held in the trust account) at the time of such acquisition, our management will have unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the homebuilding industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	the reputation of the company and its employees in the local market;

•	local market knowledge and contacts in the homebuilding sector, including land sellers, realtors, subcontractors and materialmen;

•	experience and skill of management and availability of additional personnel;

•	growth potential of the market;

•	quality of the company’s assets, including how much of its book assets are non-performing or over-valued assets;

•	historical financial condition and results of operations and projected future earnings;

•	future capital requirements and the uses of such capital;

•	land positions and available future land acquisition possibilities;

•	competitive position within the market;

•	customer satisfaction record and warranty exposure; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews with customers and suppliers, where applicable, and inspection of facilities, land holdings and option rights, warranty claims, and neighborhoods under construction, as well as review of financial, legal and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with the process, cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. Other than the $7,500 aggregate per month administrative fees and reimbursement for out-of-pocket expenses incident to the offering and finding a suitable business combination, we will not pay any compensation, including finders or consulting fees, to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriter’s discounts and commissions being held in the trust account) at the time of such acquisition. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. To determine our fulfillment of the requirement that the fair market value of the acquired business or businesses must be equal to at least 80% of our net assets, the value of the controlling interest of the business acquired by us, and not the value of the entire business if less than 100% of the business is acquired, must be greater than 80% of our net assets. We intend to obtain, in every case, a fairness opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses or assets that satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this may entail simultaneous acquisitions of several operating businesses. In the event we elect to pursue simultaneous acquisitions of several businesses, we will face a number of challenges. These would include possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, as well as numerous logistical issues, such as attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues, and closings with multiple target businesses. In addition, we would be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, resulting in the fair market value of the initial business combination possibly being below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may subject us to the economic, competitive and regulatory developments of a single homebuilding market, which may have an adverse impact upon our operations subsequent to a business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. We anticipate that our current management will remain with the company after the consummation of a business combination, but the future role of our officers and directors in the target business following a business combination cannot presently be determined with any certainty. Our management team will analyze the experience and skill set of the target business’ management and determine the appropriate positions for such management and current management, if any. In this review, our management team may determine it is in the company’s best interest to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers with the requisite skill, knowledge or experience necessary to enhance the incumbent management. The terms and conditions upon which our current management will remain with the company will be disclosed to stockholders in any proxy statement relating to the business combination. Any negotiations regarding existing managements’ role with the company after a business combination may result in a conflict of interest since such management may continue to have a significant ownership interest in the company. While it is likely that one or more of our directors will remain associated in some capacity with us following the consummation of a business combination, it is unlikely that any of them will devote their full time to our affairs.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired in or following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise the conversion rights discussed below with respect to a potential business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual conversion price per share will be equal to the amount in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest and net of interest income released to us as described in this prospectus for working capital which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial conversion price would be $7.61 per share, or $0.39 less than the offering price of $8.00 per unit. Because the initial per share conversion price is $7.61 per share (plus any interest), which is lower than the $8.00 price per unit paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Plan of dissolution and liquidation if no business combination

Only as part of any plan of dissolution and distribution, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after consummation of this offering if the extension criteria described below have been satisfied, we will dissolve and liquidate and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board has agreed to dissolve after the expiry of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and to vote their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless upon liquidation. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial liquidation price would be $7.61 per share, or $0.39 less than the offering price of $8.00 per unit. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could be prior to the claims of our public stockholders. All of our officers and directors, severally, and pro rata in proportion to their stock ownership, have agreed pursuant to agreements with us and JMP Securities that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities (that is, a supplier of goods or services, such as a law firm, accounting firm, consultant or equipment dealer) that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses, or for claims from any other entity other than vendors and service providers in the ordinary course. Accordingly, we cannot assure you that the actual liquidation price will not be less than $7.61 per share, plus interest, due to claims of creditors.

Based on representations made to us by our officers, we currently believe that the officers are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked the officers to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers currently foresee or expect and/or their financial resources may deteriorate in the future. Hence, we cannot assure you that our directors and officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that these individuals fail to satisfy these obligations or assert that the obligations in question are not covered by such indemnification, we may commence litigation against such individuals to enforce such obligations if doing so would be in the best interest of the stockholders. For example, when the costs of collection exceeds the amount of damages being sought we would not seek such enforcement. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.

In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by the them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of dissolution and liquidation from our remaining assets outside of the trust account.

Our amended and restated certificate of incorporation requires that we obtain the consent of 95% of our stockholders to amend certain provisions. However, the validity of these consent provisions under Delaware law has not been settled. A court could conclude that the 95% consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above-described provisions would be amendable without the 95% consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and will not take any action to waive or amend any of these provisions.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and distribution we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target business to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. However, any executed waiver agreements may not be enforceable.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in our trust account although we cannot assure you that there will be sufficient funds for such purpose.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

•	upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, then currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained for our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. As of the date of this prospectus, there are approximately 30 blank check companies with more than approximately $2.2 billion in trust that are seeking to implement business plans similar to our business plan. Moreover, there are a number of additional offerings for blank check companies that are still in the registration process, but which have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other homebuilding companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity, and our potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with growth potential on favorable terms.

If we succeed in effecting a business combination, we will likely experience intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 4902 Alameda Boulevard North East, Albuquerque, New Mexico, 87113. The cost of using this space is included in the $7,500 per-month fee Sivage Community Development LLC, an affiliate of Michael Sivage, our Chairman and Chief Executive Officer, charges us for general and administrative services pursuant to an agreement between us and Sivage Community Development LLC. We believe that the fee charged by Sivage Community Development LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations. Upon completion of a business consummation or the implementation of our plan of dissolution and distribution, we will no longer be required to pay this monthly fee.

Employees

We have two officers who are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination, although we expect each of our officers to devote an average of approximately 10 hours per week to our business.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.

The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. We will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against the company or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$95,170,000 of the net offering and private placement proceeds, including $2,000,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer and Trust Company.	$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $95,170,000 held in trust will only be invested in Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless JMP Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular; provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If JMP Securities determines to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period. If a business combination does not occur within these time frames our purpose and powers will be limited to dissolving, liquidating and winding up.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	Except with respect to interest income earned on the trust account balance of up to $2,000,000 (net of taxes payable) released to us to fund working capital requirements, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Executive Officers and Directors

Our current directors and executive officers are as follows:

Name	Age	Position
Michael D. Sivage	45	Chairman, Chief Executive Officer and Secretary
James M. Pirrello	48	Director and Chief Financial Officer
Douglas Minge Brown	68	Director
Michael A. Feiner	60	Director

Michael D. Sivage has been Chairman, Chief Executive Officer and a member of our board of directors since inception. Since June 15, 2005, Mr. Sivage has been the sole owner and Chief Executive Officer of Michael Sivage Homes & Communities, Ltd., a homebuilding and land development company operating in San Antonio, Texas. Since February 2004, Mr. Sivage has been the sole owner and manager of Sivage Community Development, LLC, a homebuilding and land development company operating in New Mexico. Prior to that time, he was the President and Chief Executive Officer of Sivage-Thomas Homes, which was sold to Pulte Homes, Inc. on July 1, 2003. Mr. Sivage began his career in the homebuilding industry in 1986. Since that time, Mr. Sivage has overseen the sales and construction of over 9,000 homes in New Mexico, Arizona and Texas for revenues totaling more than $1.1 billion. In addition to leading the sale of Sivage-Thomas to Pulte Homes, Inc., Mr. Sivage orchestrated the acquisition of two homebuilding companies, New American Homes of Phoenix, Arizona in 1998 and Obra Homes’ San Antonio Division in 2005. Mr. Sivage is active in the homebuilding industry having served as president of the Home Builder’s Association of Central New Mexico in 1993 and the New Mexico Homebuilders Association in 1994. He also serves on numerous boards and committees for the National Association of Homebuilders (the NAHB) and is a life director of that organization. He is the current Chairman of the Homebuilders Institute, the workforce development arm of the NAHB. He currently serves as Vice Chairman of the New Mexico Mortgage Finance Authority, as appointed by Governor Bill Richardson, the state housing agency that manages, among other things, the mortgage revenue bond program which finances loans for first-time homebuyers. Mr. Sivage currently serves as a director of the Bank of Albuquerque. Mr. Sivage received his BA degree from New Mexico State University.

James M. Pirrello has been our Chief Financial Officer since July 27, 2006. Since September 2005, Mr. Pirrello has owned and served as President and Managing Member of Berkeley-Columbia Partners LLC, the sole owner of Vision Homes USA, a Fort Myers, Florida based homebuilder. From December 2005 to July 2006, Mr. Pirrello served as the chief operating officer of Mandrin Homes LTD, a Maryland based homebuilder, for which he currently sits on the board of advisors. From January 2004 to August 2005, Mr. Pirrello served as chief financial officer of First Home Builders of Florida, a Cape Coral, Florida based homebuilder, and orchestrated the sale of First Home Builders to K. Hovnanian in August 2005. From August 2001 to December 2003, Mr. Pirrello served as the chief financial officer of the Longford Group, Inc., a Las Vegas based homebuilder and developer with operations in Nevada and New Mexico. From December 1998 to July 2001, Mr. Pirrello served as the chief financial officer of Global Learning Systems, Inc., a McLean, Virginia based global provider of corporate training and education. From 1995 to 1998, Mr. Pirrello was a founder and served as Chief Financial Officer of The Fortress Group, Inc., a simultaneous merger of regional homebuilding companies that completed its initial public offering of equity and senior notes in May 1996. From November 1993 to April 1995, Mr. Pirrello served as executive vice president of Miles Homes, Inc., a Connecticut based homebuilder. From January 1989 to November 1993, Mr. Pirrello served as senior vice president of finance of H.R. Remington Properties, a California homebuilder. Mr. Pirrello received a B.S. degree from Juniata College, an MBA degree from the Haas School of Business at the University of California, Berkeley and an MBA degree from Columbia University’s Graduate School of Business.

Douglas Minge Brown has been a member of our board of directors since inception. Since November 2005, Mr. Brown has served as Treasurer of the State of New Mexico, an office responsible for conducting the state’s banking and for managing the state’s $5 billion short-term investment portfolio. As part of his function as

Treasurer, he serves on ten state boards, including managing $35 billion in long-term investments. Prior to that, from April 1999 to October 2005, he served as President and Chief Executive Officer of Tuition Plan Consortium, an association of 255 private colleges and universities offering subscribers Independent 529 Plan, a prepaid tuition plan redeemable at any of the participating schools. From 1990 to 1999, Mr. Brown served as President and Chief Executive Officer of Talbot Financial Services. During his tenure at Talbot Financial Services, Mr. Brown co-founded an enterprise that grew from start-up to recording over $2 billion in annual sales nationwide. This firm became the nation’s largest marketer of annuity products to major financial institutions. Mr. Brown was also Chief Executive Officer of ABQ Corp., the largest financial company in New Mexico from 1986 to 1989. Mr. Brown currently serves as a lead director of California Water Service Group, a NYSE company. Mr. Brown received an AB degree and an MBA from Stanford University.

Michael A. Feiner has been a member of our board of directors since inception. Since 1989, Mr. Feiner has served as President and Chief Executive Officer of Feiner Enterprises, a company concentrating on investments in real estate, mortgage finance and derivative financial products. The company also assists private and public companies in evaluating their capitalization and raising outside capital. Additionally, Mr. Feiner is an owner and partner in Sevo-Miller Inc, a company specializing in real estate services with management and ownership of over 14 million square feet of commercial and apartment properties. From 1986 to 1989, he was President and Chief Executive Officer of Asset Investors, Inc., one the nation’s largest real estate investment trusts which controlled assets of over $8 billion. From 1981 to 1989, Mr. Feiner was Vice-Chairman and CEO of M.D.C. Holdings, Inc., a NYSE homebuilding company based in Denver, Colorado. From 1976 to 1981, he served as Executive Vice President of U.S. Realty Investments, a NYSE mortgage and equity real estate investment trust based in Cleveland, Ohio. Mr. Feiner is also a partner in the Fairpark Company, Royal Management Company, Forest City Stapleton and various private partnerships, which combined, control over $1 billion in operating real estate. These companies are active in the ownership and management of income producing properties. Mr. Feiner has been active with the Washington, D.C.-based Urban Land Institute. He is a member of the ULI Residential Development Council (Multi-Family) and was a past member of the Executive Council on Development Policies and Regulation and the Commercial and Office Development Council. Mr. Feiner received a BA degree and MBA degree from the University of Wisconsin-Madison.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of James M. Pirrello and Douglas M. Brown, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Michael Feiner, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Michael Sivage, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Director Independence

Our board of directors has determined that Messrs. Brown and Feiner are ”independent directors” as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. In addition, we intend to add one additional independent director prior to the offering.

Board Committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors and officers.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messrs. Brown and Feiner. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Brown qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. We intend to appoint a third independent director before this offering.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Brown and Mr. Feiner, who are independent directors. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our officers and directors in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Sivage Community Development LLC, an affiliate of Michael Sivage, our Chairman and Chief Executive Officer, a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Sivage compensation in lieu of a salary. Other than this $7,500 maximum per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities;

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers”;

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company;

•	Since our directors and their affiliates beneficially own shares of our common stock which will be released from escrow only if a business combination is successfully completed and may own warrants which will expire and be worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock;

•	Our directors and officers may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest; and

•	Because our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated, they may have a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest. Specifically, our existing stockholders may view potential business combinations where such excess expenses would be repaid more favorably than those where such excess expenses would not be repaid or any business combination in which such excess expenses would be repaid more favorably than no business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations they might have. Michael Sivage, our Chairman and Chief Executive Officer, is the sole owner and Chief Executive Officer of Michael Sivage Homes & Communities, Ltd., a private homebuilding company operating in San Antonio, Texas. He is also the sole owner and manager of Sivage Community Development LLC, a homebuilding and land development company operating in Albuquerque, New Mexico. Personnel of Sivage Community Development LLC will provide administrative services for the company prior to the time of the business combination. Sivage Community Development LLC will be paid a fee of $7,500 per month for partial reimbursement of these services. Mr. Michael Feiner, one of our directors, serves as the President and Chief Executive Officer of Feiner Enterprises, a company in the business of, among other things, providing financing to organizations that purchase and develop land. Mr. James Pirrello, one of our directors and our Chief Financial Officer, is the President and Managing Member of Berkeley-Columbia Partners LLC which entity is the sole owner of Vision Homes USA, a Fort Myers based homebuilding company. Because of these varying affiliations, our officers and directors may on occasion have contractual or professional obligations to present business opportunities to each of these companies.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, our existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account as part of our plan of dissolution and distribution to our public stockholders as well as to vote for any plan of dissolution and distribution submitted to our stockholder, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of November 21, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering by any existing stockholders, directors or officers), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)		Before Offering	After Offering
Michael D. Sivage(2)	2,421,875	77.5%	15.5%
James M. Pirrello	468,750	15.0	3.0
Douglas Minge Brown(3)	78,125	2.5	0.5
Michael A. Feiner(4)	78,125	2.5	0.5
All our directors and officers as a group (4 individuals)	3,046,875	97.5%	19.5%

(1)	Unless otherwise indicated, the business address of each of the individuals is 4902 Alameda Boulevard North East, Albuquerque, New Mexico 87113.

(2)	The 2,421,875 shares are held by the Michael D. Sivage Revocable Trust UTA dated January 24, 2001 for which Michael D. Sivage is trustee.

(3)	Mr. Brown’s business address is 2019 Galisteo, Building K, Santa Fe, New Mexico 87505.

(4)	Mr. Feiner’s business address is 200 Spruce Street, Suite 200, Denver, Colorado 80230.

Certain of our officers and directors have collectively agreed that immediately prior to the closing of this offering, such persons will purchase in a private placement transaction a combined total of 1,000,000 warrants, from us at a price of $1.00 per warrant. These warrants will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1,000,000 purchase price of the warrants will be added to the net proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,000,000 purchase price of the warrants will become part of the liquidating distribution to our public stockholders and the warrants will expire worthless.

Immediately following this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we increase the size of the offering, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year following the completion of a business combination;

•	our liquidation; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock, including any common stock issued as a stock dividend, owned by them prior to the date of this prospectus.

Messrs. Sivage, Brown, Feiner and Pirrello may be deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN TRANSACTIONS

On May 23, 2006, we issued an aggregate of 3,125,000 shares of our common stock to the individuals set forth below for in the aggregate of $25,000 in cash, at an average purchase price of approximately $0.008 per share as follows:

Name	Number of Shares	Relationship to Us
Michael D. Sivage Revocable Trust UTA dated January 24, 2001	2,968,750	Chairman, Chief Executive Officer and Secretary
Douglas Minge Brown	78,125	Director
Michael A. Feiner	78,125	Director

On July 26, 2006 the Michael D. Sivage Revocable Trust UTA dated January 24, 2001 sold 468,750 shares of common stock to James M. Pirrello, at a purchase price of $0.008 per share, for the aggregate purchase price of $3,750. Mr. Pirrello is a director and our Chief Financial Officer and has a pre-existing relationship with Mr. Sivage through their past business dealings in the homebuilding industry.

On September 11, 2006, the Michael D. Sivage Revocable Trust UTA dated January 24, 2001 sold 78,125 shares of common stock to John Hardin, at a purchase price of $0.008 per share, for an aggregate purchase price of $625.00. Mr. Hardin has a pre-existing relationship with Mr. Sivage through their past dealings in the homebuilding industry.

Following the transfers described above, there are 3,125,000 shares of common stock outstanding, as follows:

Name	Number of Shares	Relationship to Us
Michael D. Sivage Revocable Trust UTA dated January 24, 2001	2,421,875	Chairman, Chief Executive Officer and Secretary
James M. Pirrello	468,750	Director and Chief Financial Officer
Douglas Minge Brown	78,125	Director
Michael A. Feiner	78,125	Director
John Hardin	78,125	Stockholder

Our officers and directors have collectively agreed that immediately prior to the closing of this offering, such persons will purchase in a private placement transaction a combined total of 1,000,000 warrants, from us at a price of $1.00 per warrant. These warrants will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1,000,000 purchase price of the warrants will be added to the net proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,000,000 purchase price of the warrants will become part of the liquidating distribution to our public stockholders and the warrants will expire worthless.

The holders of the majority of these shares, the insider warrants and the 1,000,000 shares of common stock underlying the insider warrants will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, shall not be prior to one year after a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Sivage Community Development LLC, an affiliate of Michael Sivage, our Chairman and Chief Executive Officer, a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. This arrangement is solely for the benefit of our company and is not intended to provide Mr. Sivage with compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Our Chairman and Chief Executive Officer has advanced $200,000 to us as of the date of this prospectus to cover expenses related to this offering. Such loans will be payable without interest on the earlier of May 18, 2007 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of reasonable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 maximum per month administrative fees payable to Sivage Community Development LLC and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our independent legal counsel. We will not enter into any such transaction unless disinterested “independent” directors (or, if there are none, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available with respect to such a transaction from unaffiliated third parties. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 60,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by three record holders, and there is no established trading market for our securities. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately on the 90th day after the date of this prospectus unless JMP Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which will include an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, which will include this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of such Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to such Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. Our existing stockholders may vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account because we have not consummated a business combination within the required time period, our public stockholders are entitled to share ratably in the trust account, as a part of any plan of dissolution and distribution inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any liquidation with respect to common stock owned by them prior to the offering if we are forced to liquidate and have also agreed to vote their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. As of the date of this prospectus, no shares of preferred stock are outstanding, and no shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless JMP Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will JMP Securities allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option) with the prior written consent of the representative, as follows:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last sales price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not call the warrants for redemption unless the warrants comprising part of the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the date of the redemption notice through the date fixed for the redemption.

We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree to liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Since we may redeem the warrants only with the prior written consent of the representative and the representative may hold warrants subject to redemption, the representative may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representative will consent to such redemption if it is not in their best interest even if it is in our best interest.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer and Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain an effective registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain an effective registration statement relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event will we be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed and be worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

As part of the private placement that will close immediately prior to this offering, we will issue to our officers and directors insider warrants, at a purchase price of $1.00 per warrant, to purchase an aggregate of 1,000,000 shares of our common stock at a per-share exercise price of $6.00. The insider warrants will become exercisable upon the completion of a business combination, are non-redeemable so long as such insider warrants are held by the original purchasers or their affiliates and may be exercised on a “cashless basis.” The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 625,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). We will have no obligation to net cash settle the exercise of the unit purchase option or the warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If a registration statement is not effective or an exemption from registration not available, the warrants may expire worthless. For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer and Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,500,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to             , 2007. Notwithstanding this restriction, all such shares have been placed in escrow and will not be transferable for a period of one year after a business combination subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the underwriter’s exercise its over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 3,125,000 issued and outstanding shares of common stock on the date of this prospectus, the insider warrants and the 1,000,000 underlying shares of common stock will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses (other than any underwriting commissions) incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which JMP Securities is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
JMP Securities LLC

Total	12,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $            per unit and the dealers may reallow a concession not in excess of $            per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over- allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriter will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

		Total
	Per Unit	Without Over- Allotment		With Over- Allotment
Public Offering Price	$8.00	$100,000,000		$115,000,000
Discount	$0.56	$7,000,000	(1)	$8,050,000
Proceeds before expenses(2)	$7.44	$93,000,000		$106,950,000

(1)	Includes $2,000,000, or $0.16 per unit, payable to the underwriter for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase NY Bank for Continental Stock Transfer & Trust Company acting as trustee. Such funds will be released to the underwriter only upon completion of a business combination. If a business combination is not consummated and our trust account is liquidated as part of any plan of dissolution and distribution, such amounts will not be paid to the underwriter, but rather will be distributed among our public stockholders.

(2)	The offering expenses are estimated to be approximately $630,000.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 625,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $8.80 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The purchase option also contains a cashless exercise provision that allows the holder of the purchase option to receive units on a net exercise basis. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, so long as stabilizing bids do not exceed the offering price of $8.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriter may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. JMP Securities LLC may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. JMP Securities LLC will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

LEGA L MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., New York, New York. O’Melveny & Myers LLP, San Francisco, California, is acting as counsel for the underwriter in this offering.

E XPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FI ND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

BUILDER ACQUISITION CORP.

(a corporation in the development stage)

Repor t of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Builder Acquisition Corp.

We have audited the accompanying balance sheet of Builder Acquisition Corp. (a corporation in the development stage) (the “Company”) as of September 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from May 17, 2006 (date of inception) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Builder Acquisition Corp. (a corporation in the development stage) as of September 30, 2006, and the results of its operations and its cash flows for the period from May 17, 2006 (date of inception) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/    ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey

November 8, 2006

BUILDER ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

September 30, 2006
Assets
Current asset, cash	$86,248
Other asset, deferred offering costs	161,926

Total assets	$248,174

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$25,000
Due to stockholder	4,375
Note payable, stockholder	200,000

Total current liabilities	229,375

Stockholders’ Equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 60,000,000 shares; 3,125,000 shares issued and outstanding	313
Additional paid-in capital	24,687
Deficit accumulated during the development stage	(6,201)

Total stockholders’ equity	18,799

Total liabilities and stockholders’ equity	$248,174

See accompanying notes to financial statements

BUILDER ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from May 17, 2006 (Date of Inception) to September 30, 2006
Formation and operating costs	$ 6,201

Net loss	$(6,201)

Weighted average number of common shares outstanding	3,125,000

Net loss per common share	$ 0.00

See accompanying notes to financial statements

BUILDER ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from May 17, 2006 (date of inception) to September 30, 2006	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Common shares issued	3,125,000	$313	$24,687	$—	$25,000
Net loss				(6,201)	(6,201)

Balances, at September 30, 2006	3,125,000	$313	$24,687	$(6,201)	$18,799

See accompanying notes to financial statements

BUILDER ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from May 17, 2006 (date of inception) to September 30, 2006
Cash flows from operating activities:
Net loss	$(6,201)

Cash used in operating activities	(6,201)
Cash flows from financing activities
Proceeds from note payable, stockholder	200,000
Proceeds from loan to stockholder	4,375
Payment of deferred offering costs	(136,926)
Proceeds from issuance of common stock	25,000

Net cash provided by financing activities	92,449

Net increase in cash	86,248
Cash, beginning of period	—
Cash, end of period	$86,248

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$25,000

See accompanying notes to financial statements

BUILDER ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note A—Description of Organization and Business Operations

Builder Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on May 17, 2006. The Company was formed to acquire an operating business in the homebuilding industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 12,500,000 Units (“Units”), which is discussed and defined in Note C (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the homebuilding industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering, approximately 95% of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of the Business Combination or (ii) the liquidation of the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders. The Company will have made available to it up to $2 million from interest earned on the trust fund balance to fund our working capital requirements, including expenses associated with pursuing a business combination. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding public stockholders (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. If a Business Combination is approved, those public stockholders voting against the Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the 2% of gross proceeds payable to the underwriter for deferred underwriting discounts and commissions), including any interest earned (net of taxes payable) on their pro rata share. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Note B—Summary of Significant Accounting Policies

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (SAB) Topic 5A – “Expenses of Offering.” Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Accounting for Stock-Based Compensation (Revised).” SFAS supersedes APB Opinion 25, “Accounting for

Stock Issued to Employees” (“APB 25”) and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Note C—Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units (14,375,000 units if the underwriter’s over-allotment option is exercised), each unit consisting of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrants”) (together, the “Units”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Certain of the Initial Stockholders are expected to purchase 1,000,000 warrants (“Private Placement Warrants”) at a purchase price of $1.00 per warrant, in a private placement to be completed immediately prior to the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants will be identical to the Warrants underlying the Units to be offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until after the completion of a Business Combination.

The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to demand and piggy-back registration rights beginning at the time the founder shares are released from escrow with respect to their securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed and be worthless.

Note D—Related Party Transactions

The Company received a $200,000 unsecured loan from a stockholder, Michael D. Sivage, on May 19, 2006. The note is non-interest bearing and is payable on the earlier of May 18, 2007 or the consummation of the Proposed Offering.

The Company presently occupies office space provided by an affiliate of a certain stockholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the date of the offering.

Note E—Commitments

The Company has engaged JMP Securities LLC as the representative of the underwriters (“JMP”) for the Proposed Offering. The Company is committed to pay an underwriting discount of 5% of the public unit offering price to the underwriter at the closing of the Proposed Offering, with an additional 2% of the gross offering proceeds payable as deferred underwriting discounts and commissions upon the Company’s consummation of a Business Combination. The Company has granted the underwriter a 45-day option to purchase up to 1,875,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The Company has also agreed to sell JMP, for $100, as additional compensation, an option to purchase up to a total of 625,000 Units at a per-Unit price of $8.80 commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering except that the Warrants included in the Units subject to the option have an exercise price of $7.50. The option and the 625,000 Units, the 625,000 shares of common stock and the 625,000 warrants underlying such Units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the prospectus. However, the option may be transferred to any underwriter participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the such option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The purchase option also contains a cashless exercise provision that allows the holder of the such option to receive units on a net exercise basis. The exercise price and the number of Units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the such option will not be adjusted for issuances of common stock at a price below its exercise price.

The Company will have no obligation to net cash settle the exercise of the unit purchase option or the warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available.

The sale of the purchase option will be accounted for as an equity transaction and there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale would be approximately $1.40 per unit, or $875,000 in total, using an expected life of five years, volatility of 42.02% and a risk-free interest rate of 5.13%.

The volatility calculation of 42.02% is based on the 100-day average volatility as of July 26, 2006 for the four small-cap public homebuilding companies that would be most similar in business characteristics to the Company once it completes a business combination. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors that cannot be ascertained at this time. The Company believes that the average volatility of these small-cap public homebuilding companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the purchase option, if the Company does not consummate a business combination within the prescribed time period and liquidates the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders, the such option would become worthless.

Note F—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. None of these shares are being offered in the Proposed Offering or are currently issued or outstanding.

Until [                    ], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

BUILDER ACQUISITION

CORP.

12,500,000 Units

PROSPECTUS

JMP SECURITIES

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$7,000	(1)
SEC Registration Fee	22,624
NASD filing fee	21,563
Accounting fees and expenses	50,000
Printing and engraving expenses	80,000
Legal fees and expenses	300,000
Blue sky services and expenses	50,000
AMEX Listing Fee	70,000	(2)
Miscellaneous	28,813

Total	$630,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer and Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer and Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800, for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Michael D. Sivage Revocable Trust UTA dated January 24, 2001	2,968,750
Douglas M. Brown	78,125
Michael A. Feiner	78,125

Such shares were issued on June 7, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.008 per share. No underwriting discounts or commissions were paid with respect to such sales.

On July 26, 2006, the Michael D. Sivage Revocable Trust UTA dated January 24, 2001 privately sold 468,750 shares of common stock to James M. Pirrello, at a purchase price of $0.008 per share for the aggregate purchase price of $3,750.00. Mr. Pirrello is a director and our Chief Financial Officer and has a pre-existing relationship with Mr. Sivage through their past business dealings in the homebuilding industry.

On September 11, 2006, the Michael D. Sivage Revocable Trust UTA dated January 24, 2001 privately sold 78,125 shares of common stock to John Hardin, at a purchase price of $0.008 per share, for the aggregate purchase price of $625.00.

The foregoing transfers were made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to the so-called Section 4(1-1/2) exemption. All of the foregoing transfers were made by persons or entities other than our company or any underwriter or dealer and not involving any public offering. The transfers were made between accredited and sophisticated individuals or entities with no consideration being received by us and no underwriting discounts or commissions being paid with respect to such transfers. Furthermore, each transferee acknowledged that it was acquiring the shares for its account for investment purposes only and that it had no present intention of selling or otherwise disposing of the shares in violation of the securities laws of the United States.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement**

1.2	Form of Selected Dealers Agreement*

3.1	Amended and Restated Certificate of Incorporation**

3.2	By-laws**

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant**

4.5	Form of Unit Purchase Option to be granted to Representative**

5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC

10.1	Form of Letter Agreement among the Registrant, JMP Securities and Michael D. Sivage**

10.2	Form of Letter Agreement among the Registrant, JMP Securities and Michael A. Feiner**

10.3	Form of Letter Agreement among the Registrant, JMP Securities and Douglas M. Brown**

10.4	Form of Letter Agreement among the Registrant, JMP Securities and James M. Pirrello**

10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant**

10.6	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Initial Stockholders**

10.7	Services Agreement between Sivage Community Development LLC and the Registrant**

10.8	Promissory Note, dated May 19, 2006, issued to Michael D. Sivage**

10.9	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders**

10.10	Form of Insider Warrant Purchase Agreement between the Registrant and the Insiders**

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)

24	Power of Attorney**

*	To be filed by amendment

**	Previously Filed

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 24, 2006.

BUILDER ACQUISITION CORP.

By:	/s/ MICHAEL D. SIVAGE
Michael D. Sivage Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. SIVAGE Michael D. Sivage	Chairman and Chief Executive Officer (Principal Executive Officer)	November 24, 2006

* Michael A. Feiner	Director	November 24, 2006

* Douglas Minge Brown	Director	November 24, 2006

* James M. Pirrello	Chief Financial Officer (Principal Financial and Accounting Officer)	November 24, 2006

*By:	/s/ Michael D. Sivage
Attorney-in-fact